Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We do hereby consent to the use of our name in “Item 2. Properties” of the Annual Report on Form 10-K of Stone Energy Corporation (the “Company”) for the year ended December 31, 2003 and to incorporate by reference thereof into the Company’s previously filed Registration Statements on Form S-8 (Registration Nos. 33-67332, 333-51968, 333-64448, 333-87849 and 333-107440) and S-3 (Registration No. 333-86450).

ATWATER CONSULTANTS, LTD.

By:	/s/ Mike Beifus Mike Beifus
Reservoir Engineer

New Orleans, Louisiana
March 12, 2004